Exhibit 3.55

ARTICLES OF AMALGAMATION

1.	The name of the amalgamated corporation is:

CONFERENCE CUP LTD.

2.	The address of the registered office is:

492 Sovereign Court
(Street & Number or R.R. Number & if Multi-Office Building give Room No.)

London, Ontario		N6M 1B2
(Name of Municipality, or Post Office)		(Postal Code)

City of London	in the	County of Middesex
(Name of Municipality,	(County, District, Regional
Geographical Township)	Municipality)

3.	Number (or minimum and maximum number) of directors is:

Minimum of One (1) and a Maximum of Five (5).

4.	The director(s) is/are:

First name, initials and surname	Residence address, giving Street & No. or R.R.	Resident
	No., Municipality and Postal Code	Canadian
State
Yes or No

Garnet H. Collett	74 Mill Road	yes
Dorchester, Ontario
NOL 1G2

A)	(TEXT MISSING) adopted by the shareholders of each of the amalgamating corporations	☒
as required by subsection 175(4) of the Business Corporations Act on the date set out below.

B)	The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 176 of the Business Corporations Act on the date set out below.	☐

The articles of amalgamation in substance contain the provisions of the articles of incorporation of

and are more particularly set out in these articles

Names of amalgamating corporations	Ontario Corporation Number	Date of Adoption/Approval

COLVEN DISTRIBUTORS LIMITED	244684	June 27, 1991

CONFERENCE CUP LTD.	362079	June 27, 1991

6.             Restrictions, if any, on business the corporation may carry on or on powers the corporation exercise.

No Restrictions.

7.             The classes and maximum number of shares that the corporation is authorized to issue.

An unlimited number of common shares and an unlimited number of special class A shares.

8.             Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which is to be issued in series: Rights, privileges, restrictions and conditions attached to the Common shares and Special Class “A” shares are as follows:

(i)            Payment of Dividends:

The holders of Common shares and Special Class “A” shares shall be entitled to receive dividends if, as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amount and payable at such times and at such place or places in Canada as the Board of Directors may from time to time determine.

The holders of the Special Class “A” shares shall be entitled to receive as and when declared by the directors out of the moneys of the Corporation properly applicable to the payment of dividends fixed, preferential, cumulative, dividends at the rate of eight (8%) percent per annum and no more; such dividends shall accrue and be cumulative from the respective dates of issue of the said Special Class “A” shares or from such other date, not later than six (6) months after the respective dates of issue of the Special Class “A” shares, as may be fixed by the directors; if on any dividend payment date the Corporation shall not have paid the said dividends in full on all Special Class “A” shares than issued and outstanding, such dividends on the common shares and any shares of any other class ranking junior to the preference shares;

The Class “A” Special shares shall rank, both as regards dividends and repayment of capital, in priority to all other shares of the Corporation but shall not confer any further right to participate in profits or assets;

(ii)           Voting Rights:

The holders of Class “A” Special shares shall not, as such, have any voting rights for the election of directors or for any other purpose nor shall they be entitled to attend shareholders’ meetings unless and until the Corporation shall fail, for a period aggregating two (2) years, to pay the dividends on the Special shares, whereupon and whenever the same shall occur, the holders of the special shares on the record date for voting, if any, shall until all arrears of dividends have been paid on the special shares be entitled to attend all shareholder’s meetings and shall have one (1) vote thereat for each special share then held by them respectively;

The holders of Class “A” Special shares shall, however, be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part sale of its undertaking or a substantial part thereof;

The holders of the Common shares shall be entitled to receive notice of and to attend annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common share held at all such meetings.

(iii)          Redemption of Shares:

The Corporation may, in the manner hereinafter provided, redeem all or from time to time any part of the outstanding Class “A” Special shares on payment to the holders thereof, for each share to be redeemed, of the amount paid up thereon together with all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such redemption;

Before redeeming any special shares, not less than thirty (30) days notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid an amount sufficient to redeem the shares be deposited with any trust company or chartered bank in Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the said special shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights aginst the Corporaiton in respect thereof except, upon the surrender of certificates for such shares, to received payment therefore out of the moneys so deposited;

(iv)          The Corporation may at any time or times purchase for cancellation the whole or any part of the Class “A” special shares outstanding from time to time at the lowest price at which, in the opinion of the Directors, such shares are obtainable but not exceeding the amount paid up thereon, and all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such purchase;

(v)Participation upon Liquidation, Dissolution or Winding Up:

In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class “A” shall be entitled to receive, subject to the rights of the holders of the Common shares, before any distribution of any part of the assets of the Corporation among the holders the common shares, the amount paid up thereon and any dividends declared thereon and unpaid and no more;

(vi)          The Corporation may purchase any of its issued common shares.

9.             The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

(a)           the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors, or

(b)           the approval of the holders of at least a majority of the common shares of the

Corporation for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

10.           Other provisions, (if any):

See Schedule “1” Attached.

11.           The statements required by subsection 177(2) of the Business Corporations Act are attached as Schedule “A”

12.           A copy of the amalgamation agreement or director resolutions (as the case may be) is/are attached as Schedule “B”.

SCHEDULE “1”

1.             That the Board of Directors may from time to time, in such amounts and on such terms as it deems expedient;

a)             borrow money on the credit of the Corporation;

b)            issue, reissue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporations;

c)             to the extent permitted by law, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

d)            charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real or personal, moveable or immovable, property of the corporation, including book debts, rights, powers, franchises and undertakings, to secure any obligation or any money borrowed or other debt or liability of the Corporation.

The Board of Directors may from time to time delegate such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation;

2.             that the number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, as limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder; and

3.             that any invitation to the public to subscribe for any shares of securities of the Corporation is thereby prohibited.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

COLVEN DISTRIBUTORS LIMITED

Per:
PRESIDENT

CONFERENCE CUP LTD.

Per:
PRESIDENT

SCHEDULE “A”

CANADA	)	IN THE MATTER OF THE AMALGAMATION OF COLVEN DISTRIBUTORS LIMITED and CONFERENCE CUP LTD. AND IN THE MATTER OF SECTION 177(2) OF THE BUSINESS CORPORATIONS ACT
PROVINCE OF ONTARIO	)
)
)

STATEMENT OF DIRECTOR OR OFFICER

I, GARNET H. COLLETT, of the City of London, in the County of Middlesex, Province of Ontario, solemnly state that:

1.             I am the sole director of CONFERENCE CUP LTD. (hereinafter called the “Corporation”), one of the amalgamating corporations, and such have personal knowledge of the matters herein deposed to.

2.             I have conducted such examinations of the books and records of the Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.             There are reasonable grounds for believing that:

(i)            Each of the Amalgamating corporations is and the corporation to be formed by their amalgamation will be able to pay its liabilities as they become due, and

(ii)           the realizable value of such amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

DATED this 27th day of June, 1991

/s/ Garnet H. Collett
GARNET H. COLLETT

SCHEDULE “A”

CANADA	)	IN THE MATTER OF THE AMALGAMATION OF COLVEN DISTRIBUTORS LIMITED and CONFERENCE CUP LTD. AND IN THE MATTER OF SECTION 177(2) OF THE BUSINESS CORPORATIONSACT.
PROVINCE OF ONTARIO	)
)
)

STATEMENT OF DIRECTOR OR OFFICER

I, GARNET H. COLLETT, of the City of London, in the County of Middlesex, Province of Ontario, solemnly state that:

1.             I am a director of COLVEN DISTRIBUTORS LIMITED (hereinafter called the “Corporation”), one of the amalgamating corporations, and such have personal knowledge of the matters herein deposed to.

2.             I have conducted such examinations of the books and records of the Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.             There are reasonable grounds for believing that:

(i)            Each of the Amalgamating corporations is and the corporation to be formed by their amalgamation will be able to pay its liabilities as they become due, and

(ii)           the realizable value of such amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

DATED this 27th day of June, 1991

/s/ Garnet H. Collett
GARNET H. COLLETT

SCHEDULE “B”

THIS AMALGAMATION AGREEMENT made the             day of June, 1991

B E T W E E N :

COLVEN DISTRIBUTORS LIMITED, a Corporation incorporated under the laws of the
Province of Ontario;

(Hereinafter called Colven)

— and —

CONFERENCE CUP LTD., a Corporation incorporated under the laws of the Province of
Ontario;

(Hereinafter called Conference)

WHEREAS Colven was incorporated pursuant to the provisions of the Business Corporations Act, 1982 (Ontario) by Certificate of Incorporation dated the 16th day of June, 1971 and subsequent Certificate of Articles of Amendment dated the 3rd day of October, 1977, and its authorized capital consists of Forty-five Thousand, (45,000) Class “A” Special Preferred shares with a par value of Ten ($10.00) Dollars each and Forty-six Thousand (46,000) Class “B” Special Preferred shares with a par value of One ($1.00) Dollar each and Four Thousand (4,000) common shares without par value; provided, however, that the aggregate par value shall not exceed in amount or value the sum of Four Thousand ($4,000.00) Dollars, of which 3,633 Common shares and 8,100 Class “A” Special Preferred shares have been issued and are currently outstanding.

AND WHEREAS Conference was incorporated pursuant to the provisions of the Business Corporation Act, by Certificate of Incorporation dated the 4th day of July, 1977, and subsequent Certificate of Articles of Amendment dated the 21st day of March, 1989, and its authorized capital consists of Fifty Thousand (50,000) Class “A” non-voting Special Preferred shares with a par value of Ten ($10.00) Dollars each, Two Hundred and Fifty Thousand (250,000) Class ““B” voting Special Preferred shares with a par value of One ($1.00) Dollar each, and Two Hundred and Fifty Thousand (250,000) common shares without par value, of which One (1) Common share has been issued and is currently outstanding.

AND WHEREAS it is desirable that the said Amalgamation should be effected.

NOW THEREFORE THIS INDENTURE WITNESSETH AS FOLLOWS:

1.             In this Agreement

(a)           “Amalgamating Corporations” means Colven and Conference, the parties hereto;

(b)           “Corporation” means the corporation continuing from the Amalgamation of the Amalgamating Corporations;

(c)           “Amalgamation Agreement” or “Agreement” means this Amalgamation Agreement; and

(d)           “Act” means the Business Corporations Act, 1982;

2.             The Amalgamating Corporations and each of them do hereby agree to amalgamate and to continue as one corporation on the terms and conditions hereinafter set out.

3.             The Articles of Amalgamation of the Corporation shall be in the form to which this Agreement is annexed, and, in particular, the name of the Corporation, the address of its registered Office, the minimum and maximum number of its directors and the identity of them, the classes and maximum number of shares that the Corporation is authorized to issue, the rights, privileges, restrictions and conditions attaching to each class of shares.

4.             The issued and outstanding shares in the capital of the Amalgamating Corporations shall be converted into issued and outstanding shares in the capital of the Corporation as follows:

(a)           each issued common share in the capital of Conference outstanding on the date of the Certificate of Amalgamation shall be converted into one (1) issued and fully paid common share in the capital of the Corporation;

(b)           each issued common share in the capital of Colven outstanding on the date of the Certificate of Amalgamation shall be converted into one (1) issued and fully paid common share in the capital of the Corporation;

(c)           each issued special class “A” share in the capital of Colven outstanding on the date of the Certificate of Amalgamation shall be converted into one (1) issued and fully paid special class “A’ share in the capital of the Corporation.

5.             The By-laws of Conference shall be the By-laws of the Corporation until repealed, amended, altered or added to.

6.             ERNEST & YOUNG, shall be the Chartered Accountants, of the Corporation and shall hold office until the close of the first annual meeting of the shareholders or until their successor or successors are appointed.

7.             Upon the Amalgamation being approved by a resolution of the shareholders of each of the Amalgamating Corporations in accordance with section 175 of the Act, Articles of Amalgamation shall be sent to the Director under the Act so as to become effective on June 30th, 1991.

8.             The number of directors of the Corporation within the Minimum of One (1) and Maximum of Five (5) provided for the Articles of Amalgamation shall be (1) until changed be determination of the directors as hereinafter provided.  The directors of the Corporation are hereby empowered to change from time to time the number of directors of the Corporation within the minimum and maximum number provided for.

9.             Upon the endorsement of the Certificate of Amalgamation under the Act:

(a)           the Amalgamating Corporations are amalgamated and continue as one corporation effective on that date under the terms and conditions prescribed in this Amalgamation Agreement;

(b)           the Corporation possesses all the property, rights, privileges and franchises and is subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the Amalgamating Corporations;

(c)           a conviction against, or ruling, order or judgement in favour of or against an Amalgamating Corporation may be enforced by or against the Corporation;

(d)           the Articles of Amalgamation shall be the Articles of Incorporation of the Corporation and the Certificate of Amalgamation, except for purposes of subsection 117(1) of the Act, shall be deemed to be the Certificate of Incorporation of the Corporation;

(e)           the Corporation shall be deemed to be the party plaintiff or the party defendant, as the case may be in any civil action commenced by or against an amalgamating Corporation before the amalgamation has become effective.

IN WITNESS WHEREOF this Amalgamation Agreement has been duly executed by the Parties hereto under their respective corporate seals as witnessed by the signatures of their proper officers duly authorized in that behalf.

COLVEN DISTRIBUTORS LIMITED

Per:
President

CONFERENCE CUP LTD.

Per:
President

ARTICLES OF AMENDMENT

1.             The present name of the corporation is:

CONFERENCE CUP LTD.

2.             The name of the corporation is changed to (if applicable):

3.             Date of incorporation/amalgamation:

30 June 1991

(Day, Month, Year)

4.             The articles of the corporation are amended as follows:

(a)           the authorized capital is increased by the creation of a new class of 3,634 Special Class “B” shares.

(b)           to provide that the rights, privileges, restrictions and conditions attached to the Special Class “B” shares are as follows.

(a)           Payment of Dividends:

The holders of Special Class “B” shares shall be entitled to receive dividends if, as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amount and payable at such times and at such place or places in Canada as the Board of Directors may from time to time determine.

The holders of Special Class “A” shares shall be entitled to receive as and when declared by the directors out of the moneys of the Corporation properly applicable to the payment of dividends fixed, preferential, non-cumulative, dividends at the rate of Six (6%) percent per annum and no more;

(b)           Voting Rights:

The holders of the Special Class “B” shares shall not, as such have any voting rights for the election of directors or for any other purpose nor shall they be entitled to shareholders’ meetings.

The holders of the Special Class “B” shares shall, however, be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or substantial part sale of its undertaking or a substantial part thereof;

(c)           Redemption of Shares:

The Corporation may, in the manner hereinafter provided redeem all or from time to time any part of the outstanding Special Class “B” shares on payment to the holders thereof, for each share to be redeemed, of the amount of $550.36 per share together with all unpaid non-cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such redemption;

Before redeeming any Special Class “B” shares, not less than thirty (30) days notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid an amount sufficient to redeem the shares be deposited with any trust company or chartered bank in Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the said Special Class “B” shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefore out of the moneys so deposited;

(d)           Price Adjustment:

In the event, the Ministry of National Revenue is not in agreement with the Special Class “B” share value of $550.36, the Corporation and the shareholders shall accept a share value as finally determined as the Fair Market Value retroactive to the date of issue of the Special Class “B” shares.  If the value so determined is less than $550.36, the value of the Special Class “B” shares shall be proportionately reduced.  If the value so determined is more than $550.36, the value of the Special Class “B” shares shall be proportionately increased.

(e)           Purchase for Cancellation:

The Corporation may at any time or times purchase for cancellation the whole or any part of the Special “B” shares outstanding from time to time at the lowest price at which, in the opinion of the Directors, such shares are obtainable but not exceeding the amount paid up thereon, and all unpaid non-cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such purchase;

(f)            Retraction:

A holder of any Special Class “B” shares shall be entitled to require the Corporation to redeem the whole or any part of the Special Class “B” shares registered in the name of the holder on the book of the Corporation.

(i)  Notice:  A holder of shares to be redeemed shall tender to the Corporation at its registered office a request in writing specifying (a) that the holder desires to have the whole or any part of the Special Class “B” shares registered in his/her name redeemed by the Corporation and (b) the business day, which shall be not less than thirty (30) days after the day on which the request in writing is given to the Corporation, on which the holder desires to have the Corporation redeem the shares (the “redemption date”), together with the share certificates, if any, representing the Special Class “B” shares which the registered holder desires to have the Corporation redeem.

(ii)  Redemption Procedure: On receipt of a request and share certificates, the Corporation shall, on the redemption date, redeem the shares by paying to the registered holder an amount equal to the redemption price.  This payment shall be made by cheques payable at any branch in Canada of one of the Corporation’s bankers for the time being.  If a party only of the Special Class “B” shares represented by any certificates is redeemed, a new certificate for the balance shall be issued by the Corporation.

(iii)  Cessation of Rights:  The Special Class “B” shares shall be redeemed on the redemption date and from that date the shares shall cease to be entitled to dividends and their holders shall not be entitled to exercise any of the rights of shareholders in respect of the shares, unless payment of the redemption price is not made on the redemption date, in which case the rights of the holders of the shares shall remain unaffected.

(g)           Participation upon Liquidation, Dissolution or Winding Up:

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder of the Special Class “B” shall be entitled to receive, subject to the rights of the holders of the Common shares and the Special Class “A” shares before any distribution of any part of the assets of the Corporation among the holders of the Common shares, the amount paid up thereon and any dividends declared thereon and unpaid and no more;

5.             The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.

6.             The resolution authorizing the amendment was approved by the shareholder/directors (as applicable) of the corporation on:

24th February 1992
(Day, Month, Year)

These articles are signed in duplicate

CONFERENCE CUP LTD.
(Name of Corporation)

By:	/s/ Garnet H. Collett	PRESIDENT
(Signature)		(Description of Office)

ARTICLES OF AMENDMENT

1.             The present name of the corporation is:

CONFERENCE CUP LTD.

2.             The name of the corporation is changed to (if applicable):

3.             Date of incorporation/amalgamation.

30 June 1991

(Day, Month Year)

4.             The articles of the corporation are amended as follows:

1.             The 500,010 issued and outstanding common shares of the Corporation shall be converted into 100 common shares of the Corporation.

2.             The 8,100 issued and outstanding special Class A shares of the Corporation shall be converted into 100 common shares of the Corporation.

3.             The 3,634 issued and outstanding special Class B shares of the Corporation shall be converted into 100 common shares of the Corporation.

4.             Immediately following the conversions of shares provided for in paragraphs 1, 2 and 3 above, the authorized capital of the Corporation shall be decreased by the deletion and cancellation of the special Class A shares and the special Class B shares.

5.             The authorized capital of the Corporation shall be increased by the creation of an unlimited number of shares of one class to be designated as Class A special shares.

6.             For greater certainty, upon the filing of these articles of amendment, the authorized capital of the Corporation shall consist of an unlimited number of common shares and an unlimited number of Class A special shares.

7.             Provisions Attaching to the Class A Special Shares

The rights, privileges, restrictions and conditions attached to the Class A special shares shall be as follows:

7.1           Dividends

(a)           The holders of the Class A special shares, in priority to the common shares and any other shares ranking junior to the Class A special shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the moneys of the Corporation properly applicable to the payment of dividends, fixed preferential non-cumulative cash dividends at the rate of $0.60 per share per annum.  The board of directors of the Corporation shall be entitled from time to time to declare part of the fixed preferential non-cumulative cash dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full.  If within eight (8) months after the expiration of any fiscal year of the Corporation the board of directors in its discretion shall not declare the said dividend or any part thereof on the Class A special shares for such fiscal year then the rights of the holders of the Class A special shares to such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished.  The holders of the Class A special shares shall not be entitled to any dividends other than or in excess of the preferential non-cumulative cash dividends hereinbefore provided for.

(b)           Cheques of the Corporation payable at par at any branch of the Corporation’s bankers for the time being in Canada shall be issued in respect of the dividends on the Class A special shares (less any tax required to be withheld by the Corporation) and payment thereof shall satisfy such dividends.  Dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of two years from the date on which they were declared to be payable shall be forfeited to the Corporation.

(c)           Except with the consent in writing of the holders of all the Class A special shares outstanding, no dividends shall at any time be declared or paid on or set apart for payment on the common shares or on any shares of any other class of the Corporation ranking junior to the Class A special shares and the Corporation shall not call for redemption nor purchase or otherwise acquire for value less than all the then outstanding Class A special shares nor purchase or otherwise acquire for value any common shares or any shares of any other class of the Corporation ranking junior to the Class A special shares so long as any Class A special shares are outstanding, unless and until the fixed preferential non-cumulative cash dividend has been declared and paid or set apart for payment for the current fiscal year of the Corporation on all Class A special shares outstanding.

7.2           Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class A special shares shall be entitled to receive from the assets and property of the Corporation for each Class A special share held by them respectively the sum of $10.00 together with all declared and unpaid preferential non-cumulative cash dividends thereon before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any common share or shares of any other class ranking junior to the Class A special shares.  After payment to the holders of the Class A special shares of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

7.3           Purchase By The Corporation

Subject to the provisions of subsection 30(2) of the Business Corporations Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), the Corporation may at any time or from time to time purchase (if obtainable) all or any part of the outstanding Class A special shares at the lowest price at which, in the opinion of the directors, such shares are obtainable, but not exceeding the redemption price calculated in the manner set out in clause 7.4(a) hereof.

7.4           Redemption By The Corporation

(a)           Subject to the provisions of subsection 32(2) of the Business Corporations Act  (Ontario), as now enacted or as the same may from time to time be amended,  re-enacted or replaced (and in the case of such amendment, re-enactment or  replacement, any references herein shall be read as referring to such amended,  re-enacted or replaced provisions), the Corporation may, upon giving notice as  hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class A special shares on payment for each share to be redeemed of a sum of $10.00 together with all declared and unpaid preferential non-cumulative cash dividends thereon.

(b)           In the case of redemption of Class A special shares under the provisions of clause 7.4 hereof, the Corporation shall at least thirty (30) days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Class A special shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Class A special shares.  Such notice shall be mailed by letter, postage prepaid, addressed to each such shareholder at his or her address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption.  Such notice shall set out the redemption price and the date on which redemption is to take place and, if only part of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed.  On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class A special shares to be redeemed the redemption price thereof on presentation and surrender of the certificates representing the Class A special shares called for redemption at the registered office of the Corporation, or any other place or places designated in the notice of redemption.  If only a part of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Corporation.  Subject to the provisions of clause 7.4(c) below, on and after the date specified for redemption in any such notice the Class A special shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected.

(c)           The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class A special shares as aforesaid to deposit the redemption price for the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in a specified chartered bank or a specified trust company in Canada, named in such notice of redemption, to be paid without interest to or to the order of the respective holders of such Class A special shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made, or upon the date specified for redemption in such notice, whichever is the later, the Class A special shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.  Any interest allowed on any such deposit shall belong to the Corporation. Redemption moneys that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including moneys held on deposit to a special account as provided for above) for a period of two (2) years from the date specified for redemption shall be forfeited to the Corporation.

(d)           In the event that only part of the Class A special shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro rata (disregarding fractions) from among the holders of record thereof as at the date of the notice of redemption or in such other manner as the board of directors of the Corporation in its sole discretion may deem equitable.

7.5           Redemption At The Option Of The Holders Of Class A Special Shares

(a)           Subject to the provisions of subsection 32(2) of the Business Corporation Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), every registered holder of Class A special shares may, at his or her option and in the manner hereinafter provided, require the Corporation to redeem at any time all or part of the Class A special shares held by such holder upon payment for each share to be redeemed of the sum of $10.00 together with all declared and unpaid preferential non-cumulative cash dividends thereon.

(b)           In the case of the redemption of Class A special shares under the provisions of clause 7.5(a) hereof, the holder thereof shall surrender the certificate or certificates representing such Class A special shares at the registered office of the Corporation accompanied by a notice in writing (hereinafter called a “redemption notice”) signed by such holder requiring the Corporation to redeem all or a specified number of the Class A special shares represented thereby.  As soon as practicable following receipt of a redemption notice, the corporation shall pay or cause to be paid to or to the order of the registered holder of the Class A special shares to be redeemed the redemption price thereof.  If only a part of the shares represented by any certificate are redeemed a new certificate for the balance shall be issued at the expense of the Corporation.

7.6           Voting Rights

The holders of the Class A special shares shall not be entitled as such (except as hereinafter specifically provided and except as otherwise provided by the Business Corporations Act (Ontario)) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting; the holders of the Class A special shares shall, however, be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation under section 237 of the Business Corporations Act (Ontario), or a sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business under subsection 184(3) of the Business Corporations Act (Ontario).

7.7           Priority

The common shares shall rank junior to the Class A special shares and shall be subject in all respects to the rights, privileges, restrictions and conditions attaching to the Class A special shares.

8.             Provisions Attaching to Common Shares

The rights, privileges, restrictions and conditions attached to the common shares shall be as follows:

8.1           Dividends

Subject to the prior rights of the holders of Class A Special Shares and to any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of monies properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

8.2           Dissolution

In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of Class A Special Shares and to any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding up, the holders of the common shares shall be entitled to receive the remaining property and assets of the

Corporation.

8.3           Voting Rights

The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

5.         The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

6.         The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

4 January 1999

(Day, Month, Year)

These articles are signed in duplicate

CONFERENCE CUP LTD.
(Name of Corporation)

By:	/s/ Tom McNeely
(Signature)	(Description of Office)

Tom, McNeely, Director